UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 16, 2012, Ferro Corporation (the "Company") disclosed that Michael J. Murry, Vice President of the Electronic, Color and Glass Materials business group, will be leaving the employment of the Company effective October 19, 2012. Pursuant to the Company’s Executive Separation Policy (the "Separation Policy"), on October 16, 2012, the Company and Mr. Murry entered into a Separation Agreement and Release (the "Separation Agreement"). In accordance with applicable law, if Mr. Murry does not revoke the Separation Agreement during the statutory seven-day revocation period, it will be fully effective the day after the expiration of the revocation period.

Consistent with the Separation Policy, the Separation Agreement contains the following terms. Mr. Murry will receive a cash payment of $612,000, which is equal to 18 months salary and a cash payment of $367,200, which is equal to 1.5 times the annual incentive that Mr. Murry would have earned under the Company’s annual incentive plan for 2012, assuming that performance had been attained at the "target" level. These cash payments will be made in two installments with $500,000 to be paid within 30 days of the effective date of the Separation Agreement and the remainder to be paid within 30 days after the first day of the seventh month following the effective date of the Agreement. Mr. Murry will also receive a pro rata payment equal to the annual incentive (if any) that Mr. Murry would have earned under the Company’s annual incentive plan for 2012 if he were employed by the Company on the last day of 2012, based on the actual level of performance attained. In addition, Mr. Murry will be entitled to continued participation in the medical and dental plans for the earlier of 18 months or the date Mr. Murry becomes eligible for coverage provided through another employer, and outplacement services for 12 months in an amount not to exceed $10,000. The Separation Agreement also contains a release of claims and certain restrictive covenants, including confidentiality, non-competition, non-solicitation, and non-disparagement obligations.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Separation Agreement, which is filed as Exhibit 10.1 and is incorporated, herein, by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: Separation Agreement and Release, dated October 16, 2012, between Ferro Corporation and Michael Murry

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

October 19, 2012	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release, dated October 16, 2012, between Ferro Corporation and Michael Murry